UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  March 28, 2007

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067

(Address of principal executive offices)
(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On March 28, 2007, Graphic Packaging Corporation (the “Company”) entered into an Agreement Regarding Settlement of Stock Options (the “Agreement”) with Stephen M. Humphrey, the Company’s Vice Chairman.  Pursuant to the Agreement, the Company agreed to pay Mr. Humphrey an amount in cash equal to the difference between (i) the average closing price of the Company’s Common Stock from March 6, 2007 to March 16, 2007 and (ii) the exercise prices of 1,298,010 stock options that expire on March 31, 2007, multiplied by the number of stock options.  Such amount will be paid by the Company to Mr. Humphrey on January 8, 2008.  The stock options being settled in cash will be cancelled and Mr. Humphrey will have no further right of any kind to such stock options or any proceeds therefrom.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Agreement Regarding Settlement of Stock Options dated as of March 28, 2007 by and between Graphic Packaging Corporation and Stephen M. Humphrey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: March 29, 2007	By:	/s/ LAURA LYNN SMITH
Laura Lynn Smith
Assistant Secretary